SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 27, 2010


                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       0-32323                  20-1217659
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)         Identification Number)

17800 Castleton Street, Suite 638, City of Industry, California    91748
        (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (626) 581-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.133-4(c))
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ITEM 8.01 OTHER EVENTS.

     On May 25, 2010, the Company signed a non-binding Letter of Intent to merge with FHH Sino New Energies Co., Ltd., a Chinese company ("FHH Sino") located in Weihai, Shandong Province of China. FHH Sino is a petroleum storage company that offers petroleum storage tanks and facilities for rental to the petroleum importers/exporters in Weihai, a coastal city in Shandong Province of Northern China.

     According to a recent appraisal prepared by an accounting firm in accordance with China accounting standards, the Chinese company has net assets worth RMB 370 million (approximately US $54,000,000) and will generate annual revenues of RMB 100 million (approximately US $14, 000,000) after its completion of construction of Phase I and execution of rental contracts business in early 2011.

     FHH Sino is currently in construction of its Phase I and has completed all the foundation and infrastructure for its 8 storage tanks. This infrastructure includes the supporting facilities and pipeline connecting to the harbor, which is just 600 meters away from the storage facilities.

     FHH Sino provides petroleum storage tanks for rental to petroleum companies such as Sinochem and Sino-Petro, as well as being engaged in the business of local fuel oil distribution. FHH Sino has its Phase II planned and has received official approval from the Chinese authorities for additional storage tanks of 450,000 m3 and expects to commence construction of Phase II in late 2011.

     The Company and FHH Sino are working together on the related merger agreements and auditors have been engaged to commence an audit of FHH Sino in preparation for the merger.

     The Letter of Intent is subject to (i) the execution of a mutually acceptable definitive merger or exchange agreements: (ii) there being no material adverse change in the financial condition, business or prospects of the Company prior to closing; (iii) final investment committee approval; (iv) local government and regulatory approvals; (v) extension of existing employment contracts for the Company's management; and (vi) and a guarantee of buy-back or exchange of common stock for preferred stock (not to exceed U.S. $2,300,000) currently held my the Company's officers or investors.

     Upon signing of the Letter of Intent on May 27, 2010 (effective date), FHH Sino made a U.S. $230,000 good faith deposit with the Company.

     A copy of our press release on this matter is attached hereto as Exhibit
99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits

     10.1 Letter of Intent dated May 27, 2010, by and between International Building Technologies Group, Inc and FHH Sino New Energies Co., Ltd..

     99.1      Press Release dated June 2, 2010

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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 2, 2010

                                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.


                                 By: /s/ Kenneth Yeung
                                    --------------------------------------------
                                    Kenneth Yeung
                                    President and Chief Executive Officer


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
                                  EXHIBIT INDEX

  Exhibit No.                 Description of Exhibit
  -----------                 ----------------------

     10.1 Letter of Intent dated May 27, 2010, by and between International Building Technologies Group, Inc and FHH Sino New Energies Co., Ltd..

     99.1      Press Release dated June 2, 2010